UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2011

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 591-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2011, FMC Technologies, Inc. (the “Company”) announced that, in order to provide for a smooth transition of Company leadership, effective March 1, 2011, Mr. Peter D. Kinnear will relinquish the Chief Executive Officer (“CEO”) position, and Mr. John T. Gremp, the Company’s President, will assume the CEO position as President and CEO. Mr. Kinnear will continue to be an employee of the Company and will continue to serve as the Chairman of the Board until October 31, 2011, at which time Mr. Gremp will assume the additional role of Chairman of the Board.

Mr. Gremp, age 59, has served as President and Chief Operating Officer of the Company since February 2010. Prior to his appointment as President and Chief Operating Officer, Mr. Gremp served as the Company’s Executive Vice President – Energy Systems from 2007 to 2010 and as Vice President and Group Manager – Energy Production from 2004 to 2007.

On February 25, 2011, the Board of Directors of the Company also elected Mr. Gremp to serve as a Director of the Company, effective immediately until the next Annual Meeting of Shareholders or until his successor has been duly chosen and qualified. In light of his position as the Company’s President and Chief Executive Officer, it is expected that Mr. Gremp will not be a member of any of the Board committees, which are comprised of independent directors.

A copy of the News Release announcing the changes described above is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	News Release issued by FMC Technologies, Inc., dated February 28, 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

February 28, 2011	By:	/s/ William H. Schumann, III
Name: William H. Schumann, III
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	News Release